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                                                                    Exhibit 99.1

                             BANK ONE ISSUANCE TRUST
                                    June 2002

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=======================================================================================================
                                               2 Month
ONEseries Performance                          Average          Jun-02          May-02          Apr-02
=======================================================================================================
Portfolio Yield                                 16.83%          16.65%          17.00%           0.00%
Coupon                                           3.06%           3.06%           3.05%           0.00%
Servicing Fee                                    1.50%           1.50%           1.50%           0.00%
Net Credit Losses                                5.98%           5.74%           6.21%           0.00%
                                                 -----           -----           -----           -----
Excess Spread                                    6.30%           6.35%           6.24%           0.00%

Monthly Payment Rate                            14.08%          13.47%          14.68%           0.00%

Delinquency        30 to 59 days                 1.28%           1.28%           1.28%           0.00%
                   60 to 89 days                 0.92%           0.88%           0.95%           0.00%
                   90+ days                      1.83%           1.81%           1.85%           0.00%
                                                 -----           -----           -----           -----
                   Total                         4.03%           3.97%           4.08%           0.00%
=======================================================================================================
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